                                EXHIBIT (10)(a)


                        CONSENT OF INDEPENDENT AUDITORS

                        Consent of Independent Auditors



We consent to the reference to our firm under the caption "Independent Auditors" in the Statement of Additional Information, and to the use of our reports (1) dated February 2, 2001, with respect to the financial statements of certain subaccounts of PFL Retirement Builder Variable Annuity Account which are available for investment by contract owners of the PFL Immediate Income Builder, and (2) dated February 15, 2001, with respect to the statutory-basis financial statements and schedules of PFL Life Insurance Company, included in Post-Effective Amendment No. 7 to the Registration Statement (Form N-4 No. 333-61063) and related Prospectus of Immediate Income Builder, formerly known as PFL Immediate Income Builder.

                                                     Ernst & Young LLP

Des Moines, Iowa
April 24, 2001